UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 16, 2015

Health Insurance Innovations, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35811	46-1282634
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

15438 N. Florida Avenue, Suite 201 Tampa, Florida	33613
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (877) 376-5831

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 16, 2015, Health Insurance Innovations, Inc. (the “Company”) entered into a Second Amended and Restated Employment with Michael D. Hershberger (the “Amended Employment Agreement”). The Amended Employment Agreement provides for the transition of Mr. Hershberger from the positions of interim Chief Financial Officer and Senior Vice President of Finance and Business Development to the positions of permanent Chief Financial Officer, Secretary, and Treasurer.

Under the Amended Employment Agreement, Mr. Hershberger will have a one-year term of employment, subject to successive one-year automatic extensions in the absence of at least 30-days written notice of termination by the Company or Mr. Hershberger prior to the end of the initial term of any extension thereof. Mr. Hershberger will receive an annual salary of $310,000 under the agreement and is eligible to participate in the Company’s long-term incentive plan and in annual bonus awards and other employee benefits in accordance with their terms. He was also granted a one-time retention bonus of $50,000 and will have an annual performance-based bonus plan target of 50% of his salary (with a minimum $25,000 bonus for 2015). Under the Amended Employment Agreement, Mr. Hershberger was granted 30,000 restricted shares and 30,0000 share-settled stock appreciation rights under the Company’s Long Term Incentive Plan that will vest 25% on the first and second anniversaries of the grant date and 50% on the third anniversary. He will also be entitled to annual discretionary target equity grants equal to 50% of his salary as then in effect.

The Amended Employment Agreement provides that if the Company terminates Mr. Hershberger’s employment without cause or Mr. Hershberger terminates his employment for good reason, Mr. Hershberger will be entitled to an amount equal to 12 months base salary payable in 12 equal monthly installments beginning on the termination date, provided that Mr. Hershberger executes a general release in the Company’s favor. Under the agreement, “good reason” includes certain changes in the responsibilities or duties, reductions in salary or a material reduction in benefits, a material breach by the Company of the agreement that remains uncured following notice of the breach, or failure to Patrick McNamee to be named the Company’s Chief Executive Officer by December 31, 2015. Mr. Hershberger is subject to non-competition and non-solicitation covenants that expire 24 months following termination of employment and confidentiality obligations.

The foregoing description of the Amended Employment Agreement does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the Amended Employment Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

10.1	Second Amended and Restated Employment Agreement, dated September 16, 2015, between Michael Hershberger and Health Insurance Innovations, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEALTH INSURANCE INNOVATIONS, INC.

By:	/s/ Angela P. Bryant

	Name:	Angela P. Bryant

	Title:	Senior Vice President, General Counsel

Date: September 22, 2015

EXHIBIT INDEX

Exhibit Number	Description

10.1	Second Amended and Restated Employment Agreement, dated September 16, 2015, between Michael Hershberger and Health Insurance Innovations, Inc.